Exhibit 10.5

AMENDMENT TO
THE AMENDED AND RESTATED REALOGY HOLDINGS CORP.
2012 LONG-TERM INCENTIVE PLAN

WHEREAS, Realogy Holdings Corp. (the “Company”) desires to amend the Amended and Restated Realogy Holdings Corp. 2012 Long-Term Incentive Plan (the “Plan”); and
WHEREAS, the Board of Directors of the Company has the power to amend the Plan pursuant to Section 14.1 of the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of November 2, 2017 (the “Effective Date”) and this Amendment shall also apply to Awards outstanding as of the Effective Date:
1.    Clause (d) of Section 12.3 of the Plan is hereby amended and restated in its entirety as follows:
(d)    No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, the treatment of such fractional Shares, including, but not limited to whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
2.    The Plan, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Company has caused the same to be executed by its duly authorized officer on this 2nd day of November 2017.

ATTEST:		REALOGY HOLDINGS CORP.
/s/ Seth Truwit
	By:	/s/ Marilyn J. Wasser
Name: Marilyn J. Wasser
Title: Executive Vice President, General Counsel and Corporate Secretary